UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — May 8, 2007

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code:   (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

Item 1.01     Entry into a Material Definitive Agreement
On May 8, 2007, NUCRYST Pharmaceuticals Corp. (the “Company”) entered into a Fourth Amending Lease Agreement effective April 30, 2007 (the “Fourth Amendment”) amending that certain Memorandum of Lease Agreement between the Company and The Westaim Corporation (“Westaim”) dated July 1, 2005 (the “MMC Lease”) and an AIMS I Second Amending Lease Agreement effective April 30, 2007 (the “Second Amendment”) amending that certain Memorandum of Lease between the Company and Westaim dated effective December 1, 2005 (the “AIMS I Lease”) (the “Fourth Amendment and Second Amendment are collectively referred to as the “Amending Agreements”). Pursuant to the Second Amendment, NUCRYST agreed to surrender to Westaim, on or before June 30, 2008, the leased premises covered by the AIMS I Lease. Pursuant to the Fourth Amendment, the Company agreed to surrender to Westaim, on or before September 30, 2007, a portion of the leased premises covered by the MMC Lease and to amend, among other things, the Company’s option to lease additional space in the future. In conjunction with the Amending Agreements, the Company and Westaim entered into a Letter Agreement dated April 27, 2007 and effective on May 8, 2007 (the “Letter Agreement”) pursuant to which Westaim agreed to pay NUCRYST the amount of $900,000 as consideration for its agreement to enter into the Amending Agreements. Westaim owns a controlling interest in the Company. A copy of the Fourth Amendment, the Second Amendment and the Letter Agreement are filed herewith as Exhibits 99.1, 99.2 and 99.3 and are incorporated by reference herein in their entirety.
Item 9.01     Financial Statements and Exhibits.
(d)	Exhibits

99.1	Fourth Amending Lease Agreement.
99.2	AIMS I Second Amending Lease Agreement.
99.3	Letter Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

DATE:  May 11, 2007